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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2003

SIMON PROPERTY GROUP, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	04-6268599	001-14469
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)	(Commission File Number)

115 WEST WASHINGTON STREET
INDIANAPOLIS, INDIANA 46204
(Address of principal executive offices and zip code)

(317) 636-1600
(Registrant's telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

ITEM 5.    OTHER EVENTS AND REGULATION FD DISCLOSURE

        On October 8, 2003, Simon Property Group, Inc. (the "Registrant") and Westfield America, Inc., the U.S. subsidiary of Westfield America Trust, issued a press release announcing that they were withdrawing their tender offer for all outstanding common shares of Taubman Centers, Inc. The press release is attached as Exhibit 99(a) and the information set forth therein is incorporated herein by reference and constitutes a part of this report.

        As previously disclosed in its periodic reports, the Registrant will expense the deferred acquisition costs relating to this transaction. The deferred costs totaled approximately $10.5 million, net, at September 30, 2003, and will be expensed in the third quarter.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

  (c)
  Exhibits

  99(a)
  Press Release dated October 8, 2003

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIMON PROPERTY GROUP, INC.
	By:	/s/ JAMES M. BARKLEY
	Name:	James M. Barkley
October 8, 2003	Title:	Secretary and General Counsel

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  ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE
  ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES